                                            Exhibit 10.42

AKEBIA THERAPEUTICS, INC.

RESTRICTED STOCK UNIT AGREEMENT FOR OFFICERS
2023 STOCK INCENTIVE PLAN
Akebia Therapeutics, Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2023 Stock Incentive Plan, as amended (the “Plan”). The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:
Vesting Start Date:
This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Akebia Therapeutics, Inc.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code

Akebia Therapeutics, Inc.

Restricted Stock Unit Agreement for Officers
Incorporated Terms and Conditions
For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Award of Restricted Stock Units.
The Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2023 Stock Incentive Plan, as amended (the “Plan”), an award with respect to the number of RSUs set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.00001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.	Vesting; Delivery.
(a)General. The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”), subject to the terms of any Executive Severance Agreement or other written agreement between the Participant and the Company. Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs.

(b)Change in Control.

i.Treatment of RSUs in a Change in Control. Following the occurrence of a Change in Control, the RSUs will become fully vested in the event that the Participant is terminated without Cause or terminates his or her status as an Eligible Participant for Good Reason. Such vesting acceleration will take place automatically and immediately on the date of such termination of status as an Eligible Participant without Cause or for Good Reason, as the case may be, so that the RSUs will be fully vested upon such termination.

ii.Definitions.

(A)     “Cause” means, if the Participant is subject to an Executive Severance Agreement or other written agreement with the Company, in any case which agreement contains a definition of “cause” for termination of service, the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any fiduciary duty or of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.
(B) “Change in Control” means the occurrence of any of the following events other than in connection with the consummation of an initial public offering of the Company’s securities: (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) who is not a shareholder of the Company as of the date of this Agreement or an affiliate thereof is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (B) a change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors; (C) the date of the consummation of a merger, scheme of arrangement or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger, scheme of arrangement or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (D) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets. Notwithstanding the foregoing, a transaction will not constitute a Change in Control if: (I) its sole purpose is to change the domicile of the Company’s incorporation; or (II) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In all respects, the definition of Change in Control shall be interpreted to comply with Section 409A of the Code, and any successor statute, regulation and guidance thereto.
(C)    “Good Reason” means a material diminishment of the Participant’s job responsibilities or duties, or base compensation or, if the Participant is a party to an Executive Severance Agreement or other written agreement with the Company, is defined under the Participant’s Executive Severance Agreement or other agreement.
(D)     “Incumbent Directors” means directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the remaining Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
(c)Delivery. Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.	Forfeiture of Unvested RSUs Upon Cessation of Service.
In the event that the Participant ceases to be an employee, officer, or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.
Notwithstanding the foregoing, to the extent the Participant is a party to an Executive Severance Agreement or other written employment agreement with the Company that provides for the RSUs to remain outstanding and continue to vest during a specified period of time following Participant’s cessation of status as an Eligible Participant (such period, the “Severance Period”), the RSUs will remain outstanding and will continue to vest, and the Shares will be delivered upon such vesting, in accordance with the terms of this Agreement during the Severance Period as if the Participant had continued to be an Eligible Participant during such period, subject to any conditions on the vesting and delivery as may be contained in such Executive Severance Agreement or other written agreement. For the avoidance of doubt, any portion of the RSUs that fails to vest during the Severance Period will immediately be forfeited on the last day of such period.

4.	Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.	Rights as a Stockholder.
The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.	Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.	Tax Matters.
(a) Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), is available with respect to RSUs.
(b) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and is not prohibited from doing so by the Company’s insider trading policy or otherwise, the Participant shall execute the instructions set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) as the means of satisfying such tax obligation unless the Participant has already executed such instruction, as determined by the Company. If the Participant does not execute the Durable Automatic Sell-to-Cover Instruction prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.	Miscellaneous.
(a) No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any affiliate of the Company.

(b) Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(c) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is agreeing, in accepting this award, to be bound by any clawback policy that the Company has in place or may adopt in the future; and (v) is fully aware of the legal and binding effect of this Agreement.
(d) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

9.	Clawback Policy.
In accepting this award, the Participant agrees and acknowledges that the Participant is subject to, and bound by, the terms of any clawback policy that the Company has in place or may adopt in the future, including without limitation Akebia Therapeutic Inc.’s Compensation Recovery Policy adopted in accordance with stock exchange listing requirements. The Participant agrees that in the event it is determined in accordance with any such policy that any compensation or compensatory award granted, earned or paid to the Participant including this award or pursuant to any other compensation arrangement must be forfeited or reimbursed to the Company, the Participant will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as determined by the Company.

Schedule A
Durable Automatic Sell-to-Cover Instruction
This Durable Automatic Sell-to-Cover Instruction (this “Instruction”), which is being delivered to Akebia Therapeutics, Inc. (the “Company”) by the undersigned on the date set forth below (the “Adoption Date”), relates to the Covered RSUs (as defined following my signature below). This Instruction provides for “eligible sell-to-cover transactions” (as described in Rule 10b5-1(c)(1)(ii)(D)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”)) and is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act.
I acknowledge that upon vesting and settlement of any Covered RSUs in accordance with the applicable RSU’s terms, whether vesting is based on the passage of time or the achievement of performance goals, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSUs that are settled on such settlement date and that the Company is required to withhold income and employment taxes in respect of that compensation income.
I desire to establish a plan and process to satisfy such withholding obligation in respect of all Covered RSUs through an automatic sale of a portion of the shares of the Company’s common stock that would otherwise be issuable to me on each applicable settlement date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation.
I understand that the Company has arranged for the administration and execution of its equity incentive programs and the sale of securities by participants thereunder pursuant to a platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.
Upon the settlement of any of my Covered RSUs after the 30th day following the Adoption Date (or if I am an officer of the Company on the Adoption Date, after the 120th day following the Adoption Date), I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to such RSUs that vested and settled as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me in connection with the vesting and settlement of such RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.
I hereby appoint the Chief Executive Officer, Chief Financial Officer, General Counsel and Secretary of the Company to serve as my attorneys in fact to arrange for the sale of shares of the Company’s common stock in accordance with this Instruction. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to this Instruction.

Unless the last box in the definition of Covered RSUs below is checked, if I have previously adopted an automatic sale or sell-to-cover instruction relating to Covered RSUs, this Instruction shall be void ab initio.
I hereby certify that, as of the Adoption Date:
(i) I am not prohibited from entering into this Instruction by the Company’s insider trading policy or otherwise;
(ii) I am not aware of any material nonpublic information about the Company or its common stock; and
(iii) I am adopting this Instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act.